SETTLEMENT AGREEMENT AND RELEASE

This Settlement Agreement (the “Agreement”) is made as of the Effective Date (defined below) by and between (i) Lester Einhaus (“Einhaus”); and (ii) Textmunication Holdings, Inc. (“Textmunication”), Wais Asefi, and David Thielen (collectively the “Textmunication Parties”). Said parties are referred to collectively as the “Parties” and individually as a “Party.”

RECITALS

WHEREAS, Einhaus has asserted claims against Textmunication as set forth in the Complaint filed on April 27, 2017, in the Circuit Court of Cook County, Illinois, Case No. 2017 L 506, removed to the United States District Court for the Northern District of Illinois, Case No. 17 C 4478 (the “Einhaus Lawsuit”), and in subsequent pleadings; and

WHEREAS, Textmunication has asserted claims against Einhaus as set forth in the Answer, Affirmative Defenses and Counterclaim filed in the Einhaus Lawsuit on April 5, 2018; and

WHEREAS, David Thielen and Wais Asefi have asserted claims against Einhaus as set forth in the Complaint filed on April 4, 2018 in the United States District Court for the Northern District of Illinois, Case No. 18 C 2421 (the “Thielen/Asefi Lawsuit,” collectively with the Einhaus Lawsuit, the “Litigation”); and

WHEREAS, the claims asserted by the Parties relate to, among other issues, that certain promissory note between Textmunication and Einhaus dated September 23, 2015 that is attached to the Complaint in the Einhaus Lawsuit (the “Promissory Note”);

WHEREAS, the Textmunication Parties deny that they are in any way liable to the Einhaus, and Einhaus denies that he is in any way liable to the Textmunication Parties; and

WHEREAS, the Parties wish to avoid the time and cost of further litigation; and

WHEREAS, the Parties have reached a settlement as to the Litigation and the Promissory Note and wish to memorialize that settlement by entering into this this Agreement and otherwise settle and resolve all claims and potential claims among them;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the Parties agree as follows:

1. Recitals

The Recitals are incorporated into and made a part of this agreement.

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2. Issuance of Textmunication Stock to Einhaus. Textmunication shall issue to Einhaus a total of up to 475,000 shares of Textmunication stock, subject to the following terms:

a. Maximum Shares Held By Einhaus. At no time shall Einhaus own more than 4.99% of Textmunication’s outstanding shares.

b. Tranche 1. Within 10 days after the Effective Date, Textmunication shall issue to Einhaus 4.99% of Textmunication common shares, currently equal to 198,000 shares (“Tranche 1”).

c. Tranche 2. Within 10 days after the Effective Date, Textmunication shall issue into a reserve with its stock transfer agent a number of shares equal to 475,000 minus Tranche 1, currently equal to 277,000 Textmunication common shares, which shall be restricted as provided below (“Tranche 2”). Einhaus may request issuance to him of such restricted common shares from Tranche 2 at any time after selling shares from Tranche 1, but the issuance shall be capped such that Einhaus’ holdings of Textmunication shares shall not exceed 4.99%. The transfer agent shall be instructed to refuse a request for the issuance of such restricted common shares to Einhaus if such issuance would make Einhaus’ holdings of Textmunication shares exceed 4.99% of Textmunication’s outstanding shares. Each share placed in reserve and issued pursuant to this Section 2(c) shall bear the restriction that the share cannot be traded until six (6) months after its issuance to Einhaus, provided that Rule 144 is available.

d. Leak Out. Einhaus shall not, on any single trading day, sell more Textmunication shares than the greater of: (i) 10,000 shares, or (ii) 15% of the trading volume of Textmunication shares that day. This limitation applies to both Tranche 1 and Tranche 2 shares.

e. Anti-Dilution. At any time during the six (6) months following the Effective Date of this Agreement should the number of outstanding shares of Textmunication common stock increase for any reason other than an issuance of shares pursuant to this Agreement, Textmunication shall cause to be issued into the Tranche 2 reserve the number of shares of its common stock equal to 4.99% of said increase, rounded down to the nearest whole share.

f. Responsibility to Clear Shares. The obligations of the Textmunication Parties under this Paragraph 2 shall be limited to issuing the shares in Tranche 1 and Tranche 2. The Textmunication Parties shall have no responsibility for clearing the shares. Einhaus shall have sole responsibility for clearing the shares. Notwithstanding the foregoing, Textmunication agrees to provide Einhaus certified copies of the resolutions of the Directors of the corporation approving this Agreement and of all documents evidencing other necessary action and approvals, including, specifically, the issuance of any common stock with respect to this Agreement.

3. Dismissal of Claims. Within 10 days after the Effective Date, the Parties shall jointly submit to the Court in the Litigation a stipulated order dismissing all claims and counterclaims with prejudice and with each party to bear his or its own fees and costs in substantially the form as Exhibit A.

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4. Satisfaction of Promissory Note. In consideration for the agreements set forth herein, the Promissory Note is hereby satisfied and discharged and all claims or other obligations related thereto are released pursuant to Section 5.

5. Mutual Releases and Covenants Not to Sue

a. Release and Covenant Not to Sue by Einhaus. Einhaus releases and forever discharges, and covenants not to sue, each of the Textmunication Parties, and their agents, employees, directors, officers, attorneys, insurers, representatives, heirs, and assigns (the “Textmunication Releasees”), from any and all claims, rights, actions, causes of action, damages, losses, costs and expenses, agreements, liabilities or controversies, contingent or fixed, liquidated or unliquidated, known or unknown, asserted or unasserted, whether arising under federal securities law, other federal law, or state or local law, that Einhaus had, now has, or may hereafter have against any of the Textmunication Releasees, including but not limited to any arising directly or indirectly from, or in any way relating to, any act or omission occurring from the beginning of time to the execution of this Agreement, and including, without limiting the generality of the foregoing release, any cause of action, claim, or matter alleged or set forth in, related directly or indirectly to, or based on alleged damages incurred in the future related directly or indirectly to the purchase, sale or ownership of Textmunication shares or any of the transactions, occurrences, or events alleged or referred to in any document filed in the Litigation. This release is intended to extend to and include the release and abandonment of any claim or argument that the release is or should be limited in any respect by any condition precedent or subsequent or by any claim or argument that it should be limited to matters within the contemplation of the Parties as of the date of execution or otherwise.

b. Release and Covenant Not to Sue by the Textmunication Parties. The Textmunication Parties each release and forever discharge, and covenant not to sue, Einhaus, and his agents, employees, attorneys, insurers, representatives, heirs, and assigns (the “Einhaus Releasees”), from any and all claims, rights, actions, causes of action, damages, losses, costs and expenses, agreements, liabilities or controversies, contingent or fixed, liquidated or unliquidated, known or unknown, asserted or unasserted, whether arising under federal securities law, other federal law, or state or local law, that any of the Textmunication Parties had, now has, or may hereafter have against the Einhaus Releasees, including but not limited to any arising directly or indirectly from, or in any way relating to, any act or omission occurring from the beginning of time to the execution of this Agreement, and including, without limiting the generality of the foregoing release, any cause of action, claim, or matter alleged or set forth in, related directly or indirectly to, or based on alleged damages incurred in the future related directly or indirectly to the purchase, sale or ownership of Textmunication shares or any of the transactions, occurrences, or events alleged or referred to in any document filed in the Litigation. This release is intended to extend to and include the release and abandonment of any claim or argument that the release is or should be limited in any respect by any condition precedent or subsequent or by any claim or argument that it should be limited to matters within the contemplation of the Parties as of the date of execution or otherwise.

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c. Notwithstanding the foregoing, the releases set forth above do not include a release of the express undertakings created by this Agreement.

6. Non-Disparagement and Removal of Prior Comments

a. Non-Disparagement. Einhaus shall not disparage the Textmunication Parties, or any other officer, director or employee of Textmunication. For purposes of this Section 6(a), “disparage” shall mean any negative statement, whether written or oral. Without limiting the generality of the foregoing, Einhaus shall not post any comments regarding Textmunication, Wais Asefi and/or David Thielen in any Internet message forums such as iHub, or on any other internet or social media platform such as Facebook or Twitter.

b. Removal of Prior Comments. Einhaus shall take all reasonable steps to remove prior comments by him in Internet message forums related to Textmunication, Wais Asefi, and/or David Thielen. For each such prior comment, Einhaus’ obligation under this Section 6(b) shall be satisfied upon either (A) the comment actually being removed from the message forum, or (B) Einhaus having (i) identified each comment individually; (ii) requested to the moderator of the Internet message forum pertaining to each comment that each comment be removed; and (iii) provided to the Textmunication Parties written proof of his completion of (i) and (ii).

7. Einhaus Statement. Einhaus shall provide to the Textmunication Parties a signed statement in the form set forth in Exhibit 2 hereto.

8. Confidentiality.

a. Except as provided in this Section 8 (the “Confidentiality Clause”) or as otherwise required by law, court order, or regulation (including reporting regulations), the Parties agree to not disclose to any person or entity that is not a Party (or a director, officer, insurer, auditor, accountant, or legal counsel of a Party) any terms of this Agreement or the contents of any related settlement communications (collectively “Confidential Information”). Confidential Information does not include information needed to enforce any rights under this Agreement, provided, however, that prior to using or filing any such information with a court or other tribunal, the Party seeking to file or use the information shall provide the other Party with sufficient notice so as to allow the other party to seek a protective order if it so chooses.

b. Notwithstanding the foregoing, the Parties may account or report to their owners, auditors, accountants, insurers, insurers’ reinsurers, or other entities to whom the Parties owe legal or contractual obligations to account or report, and their respective representatives, the terms of the Agreement. The Parties shall disclose only so much of the Confidential Information as is necessary to comply with said legal or contractual obligations. The Parties shall not enter into any new contract for the purpose of circumventing their obligations under the Confidentiality Clause.

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9. Representations and Warranties. Each Party hereby represents and warrants to the other Parties that:

a. Such Party has received all approvals necessary to enter into and to fully and effectively carry out the provisions of this Agreement on behalf of such Party and that the person signing this Agreement on his or its behalf is fully authorized to commit and bind such Party to each and all of the terms and conditions of this Agreement.

b. Such Party has entered into this Agreement freely and voluntarily of his or her own choice and without inducement, promise, or understanding, except as expressly set forth in this Agreement.

c. Such Party has cooperated in the drafting and preparation of this Agreement.

d. Such Party acknowledges that he/it has been represented by independent legal counsel of such Party’s own choice throughout all the negotiations which preceded the execution of this Agreement, that this Agreement was negotiated at arms-length, and that such Party has knowingly and voluntarily executed this Agreement.

e. Such Party warrants and represents that such Party is the sole and lawful owner of all right, title and interest in and to all of the matters released by such Party herein; that such Party has full power, authority and capacity to release the Claims and other rights that such Party is releasing in this Agreement; and that such Party has not heretofore, by operation of law or otherwise, assigned or transferred, or purported to assign or transfer, to any person whomsoever any Claims or other rights released in this Agreement or any part of or portion thereof.

f. No individual, person, lawyer, law firm, or entity (including but not limited to Einhaus and the Tracy Firm) owns or holds any lien or claim of any nature, including but not limited to any lien under the Illinois Attorneys Lien Act, 770 ILCS 5/1, with respect to any claim being released by Einhaus or with respect to the Settlement Payment.

g. Einhaus has not asserted and shall not assert any claim against any other person or entity arising out of the matters that form any part of the factual basis for the claims in the Einhaus Lawsuit and that give rise to a contribution claim or other claim from such other person or entity against the Textmunication Parties (a “Contribution Claim”). If Einhaus shall assert any claim against any other person or entity and such claim results in a Contribution Claim, Einhaus shall immediately upon request by any of the Textmunication Parties withdraw with prejudice the claim giving rise to the Contribution Claim, and shall at their sole expense take any other action reasonably necessary to cause the Contribution Claim be dismissed. Einhaus shall hold the Textmunication Parties harmless with respect to any Contribution Claim, including paying their attorneys’ fees of counsel of their choice, and litigation costs in responding to any such Contribution Claim.

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h. Einhaus and the Tracy Firm have not, as of the date of execution by each of this Agreement, (a) been retained by any other individuals having or purporting to have any claims of any sort against any of the Textmunication Parties; (b) filed, instituted or initiated an investigation of any complaints, charges, applications, actions, suits, proceedings, claims or grievances against the Textmunication Parties with any local, state or federal entity, or any court or other body; (c) testified, provided documents, filed, instituted or become a party to, or participated in the investigation of, any complaint, charge application, action, suit, proceeding, claim or grievances against any of the Textmunication Parties with any local, state or federal entity, or any court or other body, based on any act, omission or other thing which arose prior to the date of execution of this Agreement, whether known or unknown at the time of executing this Agreement, except for the claims asserted in the Einhaus Lawsuit.

i. Except for the claims asserted in the Einhaus Lawsuit, Einhaus and the Tracy Firm (a) have no knowledge of the filing or status of any complaint, charge, application, action, suit proceeding, investigation, claim, or grievances, if any, against any of the Textmunication Parties that is or may be pending before any governmental entity, court or other body, (b) are not aware of, and have not been informed of, any other potential plaintiff, or potential class member who intends to bring claims against the Textmunication Parties; and (c) have not referred the claims related to Textmunication to any other attorneys or law firms.

j. The foregoing representations by Einhaus and, solely with respect to subparagraphs (f) and (h)-(i), the Tracy Firm, are truthful statements of fact. They are not an agreement restricting the ability of the Tracy Firm to practice law and are not believed or intended to violate the provision of Illinois Rules of Professional Conduct 5.6 that states that “a lawyer shall not participate in offering or making . . . an agreement in which a restriction on the lawyer’s right to practice as part of the settlement of a client controversy.”

k. All representations and warranties made by such Party in this Agreement are true and correct as of the date this Agreement becomes effective.

l. All representations and warranties made by a Party in this Agreement shall survive following the execution and delivery hereof.

10. Textmunication’s Representations and Warranties

a. Authorized Capital. The authorized capital stock of Textmunication consists of: (i) 100,000,000 shares of common stock, of which 3,976,524 is issued and outstanding; and (ii) 1,774,000 shares of preferred stock of which 0 is issued and outstanding. Moreover, when accounting for any Convertible Security, Textmunication has 3,976,524 common stock issued and outstanding on a fully dilutive basis.

b. Non-Shell Status. The Company is not now or ever been a shell as that term is defined in Rule 405 of the Securities Act.

c. Periodic Filings. The Company at all times relevant herein will remain current in its reporting requirements with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) including maintaining XBRL financial information on the Company’s corporate website.

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11. Arbitration. Any controversy or claim arising out of or relating to this Agreement or the breach thereof, or any other future issue between any of the parties, shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Each party will, upon written request of the other party, promptly provide the other with copies of all relevant documents. There shall be no other discovery allowed. Claims shall be heard by a single arbitrator. The award of the arbitrator shall be accompanied by a reasoned written opinion. The arbitrator shall award to the prevailing party, if any, as determined by the arbitrator, that party’s reasonable costs and fees. “Reasonable Costs and fees” shall include reasonable pre-award expenses of the arbitration, including the arbitrators’ fees, administrative fees, travel expenses, out-of-pocket expenses such as copying and telephone, court costs, witness fees, and attorneys’ fees. Any such arbitration shall be held in Chicago, Illinois.

12. No Admission. This Agreement is entered into solely to avoid the substantial costs, expenses and uncertainties associated with contested claims. Neither the negotiation, execution nor performance of any of the terms of this Agreement shall constitute or be construed as an admission by any Party of any fact, liability or wrongdoing, or as any indication that any of the claims or charges made by any of the Parties has any merit or lacks merit, except as set forth in Exhibit 1. This Agreement shall not be construed or interpreted as recognizing or assuming liability by any Party.

13. General Provisions

a. Further Assurances. Each Party shall take such further action and execute such further documents as may be reasonably requested by another Party from time to time to further effectuate this Agreement and the releases it provides.

b. Attorneys’ Fees and Costs. Each Party shall bear his or its own attorneys’ fees and costs in connection with the Litigation and this Agreement.

c. Applicable Law. This Agreement is made in the State of Illinois and shall be governed by, construed, and interpreted under and pursuant to the laws of the State of Illinois without regard to choice of law principles.

d. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, successors, and assigns.

e. Headings. Headings are for convenience only and shall not be used in interpreting this Agreement.

f. Complete Agreement. This Agreement constitutes the entire understanding of the Parties with respect to the subject matter of this Agreement. It supersedes any and all prior or contemporaneous discussions, representations, agreements, or understandings of the Parties with respect thereto, whether written or oral.

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g. Amendments. This Agreement may not be modified or amended, nor may any of its provisions be waived, except in a written document signed by each Party. Each Party covenants and agrees not to assert any amendment or modification of this Agreement and its exhibits not set forth in a writing signed or otherwise agreed to in writing by the Party sought to be bound.

h. Construction. This Agreement shall be construed as if drafted by all Parties. No inference shall be drawn for or against any Party because of its role in drafting any provision of this Agreement.

i. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation.

j. Counterparts, Signatures, and Effective Date. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original for all purposes. The Agreement is effective upon receipt by all Parties of a fully executed Agreement, or counterparts, containing signatures of all Parties (the “Effective Date”).

k. Notices. Notices permitted or provided in this Agreement shall be in writing sent to the Parties by (i) email, receipt of which is confirmed by the receiving Party, (ii) U.S. Mail, or (iii) any established national private delivery service, such as United Parcel Service or Federal Express, and shall be deemed delivered when received or, in the case of email, when acknowledged. All such notices shall be sent to the Parties at the following addresses:

To Einhaus:

Lester Einhaus

blessd5@mchsi.com

105 W. Clark St.

Pontiac, IL 61764

With a copy to:

Adam Tracy

at@tracyfirm.com

The TracyFirm, Ltd.

141 W. Jackson, Ste. 2172

Chicago, IL 60604

To the Textmunication Parties:

Wais Asefi

wais@textmunication.com

Textmunication Holdings, Inc.

1940 Contra Costa Blvd.

Pleasant Hill, CA 94523

and

David Thielen

david@textmunication.com

Textmunication Holdings, Inc.

1940 Contra Costa Blvd.

Pleasant Hill, CA 94523

With a copy to:

Edward W. Feldman

EFeldman@millershakman.com

William J. Katt

WKatt@millershakman.com

Miller Shakman & Beem LLP

180 N. LaSalle Street, Suite 3600

Chicago, Illinois 60601

Any Party may change the recipient of notice and the address by a notice given in accordance with the foregoing.

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[EXHIBIT 1]

UNITED STATES DISTRICT COURT

NORTHER DISTRICT OF ILLINOIS

EASTERN DIVISION

LESTER EINHAUS,	)
	)	No. 17 C 4478
Plaintiff,	)
)
v.	)
	)	Hon. Sara L. Ellis
TEXTMUNICATION HOLDINGS, INC.,	)
)
Defendant.	)
DAVID THIELEN and WAIS ASEFI,	)
	)	No. 18 C 2421
Plaintiffs,	)
)
v.	)
	)	Hon. Sara L. Ellis
LESTER EINHAUS,	)
)
Defendant	)

STIPULATED ORDER OF DISMISSAL

The parties in the above-captioned consolidated cases having reached an agreement to dismiss all claims between them, with prejudice, each party to bear his or its own fees and costs, IT IS HEREBY ORDERED that all claims and counterclaims in Case No. 17 C 4478 and Case No. 18 C 2421 are dismissed with prejudice, each party to bear his or its own fees and costs.

ENTER:

Hon. Sara L. Ellis

AGREED:

LESTER EINHAUS	TEXTMUNICATION HOLDINGS, INC.,
DAVID THIELEN, and WAIS ASEFI

By:	By:
Adam Tracy	Edward Feldman
The Tracy Firm, Ltd.	Miller Shakman & Beem, LLP
141 W. Jackson, Ste. 2172	180 N. LaSalle, Ste. 3600
Chicago, IL 60604	Chicago, IL 60601